EXHIBIT 10.2
AMENDMENT NO. 3 TO LEASE
     THIS AMENDMENT NO. 3 TO LEASE (“Amendment”) made as of April 30, 2008, by and between ST. PAUL PROPERTIES, INC., a Delaware corporation (“Landlord”) and ATS MEDICAL, INC., a Minnesota corporation (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant are parties to that certain Lease dated April 29, 2000 (the “Original Lease”), for premises described therein, which premises were expanded pursuant to the terms of Paragraph 1 thereof (such premises, as expanded, the “Original Premises”); and
     WHEREAS, Landlord and Tenant entered into a certain Amendment No. 1 to Lease dated May 1, 2001 (the “First Amendment”);
     WHEREAS, Landlord and Tenant entered into a certain Amendment No. 2 to Lease dated September 1, 2006 (the Original Lease, the First Amendment and the Second Amendment are collectively, hereinafter the “Lease”); and
     WHEREAS, Landlord and Tenant wish to amend the Lease to reflect certain additional agreements between them.
     NOW, THEREFORE, in consideration of the Premises and for good and valuable consideration, the parties agree as set forth below.
     1. Defined Terms. Unless otherwise indicated, capitalized terms shall be defined in the manner set forth in the Original Lease.
     2. Expansion of Premises.
     (a) Effective on May 1, 2008 (the “Expansion Space Commencement Date”), the Original Premises shall be expanded to include an additional 2,465 rentable square feet, as generally indicated on Exhibit A attached hereto and made a part hereof, (the “Expansion Space”; the Original Premises and the Expansion Space may be referred to collectively herein as the “Premises”), such that from and after the Expansion Space Commencement Date”) through and including July 31, 2010 (the period from the Expansion Space Commencement Date through and including July 31, 2010 is hereinafter the “Expansion Term”), the Premises (including the Expansion Space) shall consist of approximately 25,374 rentable square feet.
(b) (i) Commencing on the Expansion Space Commencement Date and ending on July 31, 2008, Base Rent for the Premises shall be $132,452.28 per annum ($11,037.69 per month);

     (ii) Commencing on August 1, 2008, through and including July 31, 2009, Base Rent for the Premises shall be $134,482.20 per annum ($11,206.85 per month); and
     (iii) Commencing on August 1, 2009, through and including July 31, 2010, Base Rent for the Premises shall be $137,273.34 per annum ($11,439.45 per month), all of which Base Rent shall, in all cases, be paid at the time and in the manner set forth in the Lease for the payment of Base Rent, it being understood and agreed that, during the Expansion Term, each and every use of the term “Base Rent” in the Lease shall mean Base Rent as amended in this subparagraph (b).
     3. Amendments. From and after the Expansion Space Commencement Date:
     (a) Tenant’s Proportionate Share as shown on the Data sheet shall be 18.19%;
     (b) Exhibit A attached to the Original Lease shall be deleted and Exhibit A attached to this Amendment substituted therefor.
     4. Additional Agreements.
     (a) The parties agree that, to the extent Tenant timely and properly exercises the renewal option granted by Paragraphs 5(d) and (e) of the Second Amendment, the lease of the Expansion Space shall be renewed as well, such that, during such renewal term, the Premises shall consist of approximately 25,374 rentable square feet.
     (b) Replacement of Tank; Restoration of Premises. Pursuant to Paragraph 3 of the Original Lease, Tenant installed an above-ground liquid nitrogen storage tank adjacent to the Premises, referred to in the Original Lease as the “Tank.” Tenant wishes to replace the Tank with a larger tank (the “Replacement Tank”), as shown on the sketch attached to this Amendment as Exhibit B and in accordance with plans attached to this Amendment as Exhibit C, each made a part hereof. Landlord agrees to allow the installation and operation of the Replacement Tank, at Tenant’s sole cost and expense, subject to the terms and conditions of this Amendment and, upon installation, the Replacement Tank shall, for all purposes under the Lease, be the “Tank.” Such installation and operation shall be subject to the terms and conditions of Paragraph 3 of the Original Lease, including, without limitation, the obligation, at Tenant’s sole cost and expense, of obtaining any necessary permits from any governmental entity or agency with jurisdiction. At its sole cost and expense, Tenant shall remove and dispose of the original Tank and its contents in accordance with all applicable laws and regulations. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, actions, proceedings, damages, judgments, costs and expenses, including, without limitation, attorneys’ fees and costs arising from or related to, the removal and disposal of the original Tank and its contents and the installation, operation and removal of the Replacement Tank. Tenant’s obligations under the foregoing sentence shall be in addition to, and not instead of any indemnification and hold harmless agreement under the Lease. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

     (c) As partial consideration for Landlord’s agreement to allow the installation and operation of the Replacement Tank, Tenant agrees, notwithstanding the provisions of Paragraph 7 of the Original Lease, upon the expiration or earlier termination of the Term (as the same may be extended pursuant to the Second Amendment), Tenant shall, at its sole cost and expense (a) remove the Replacement Tank; and (b) return the Premises to the condition in which they were delivered to Tenant on the Commencement Date, with Landlord’s Work (as shown on Exhibit B-1 to the Original Lease) completed, reasonable wear and tear excepted. It is understood and agreed that the requirements of subparagraph (b) above include, without limitation, restoration of the two restrooms located in the Premises (to the extent Tenant has removed said restrooms) in compliance with all then-applicable codes and regulations.
     (d) Landlord and Tenant agree that on the Expansion Commencement Date, Tenant shall accept the Expansion Space in its then AS-IS, WITH ALL FAULTS CONDITION. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representation or warranty with respect to the Expansion Space or any other portion of the Building or the Project, including, without limitation, any representation or warranty with respect to the suitability or fitness of the Expansion Space, the Premises, the Building or any other portion of the Project for the conduct of Tenant’s business in the Expansion Space or Premises.
     (e) Each of the parties agrees that it has had no dealings with any broker other than United Properties Brokerage, LLC, and each party hereby agrees to defend, indemnify and hold the other harmless from and against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent other than the brokers listed above claiming by or through Landlord or Tenant, respectively, with respect to this Amendment.
     (f) Landlord agrees that the plumbing and mechanical systems serving the Expansion Space shall be in good working order on the Expansion Space Commencement Date.
     5. Reference to and Effect on the Lease.
     (a) Upon the effectiveness of this Amendment, each reference in the Lease to “this Lease”, “hereunder”, “hereof”, “herein” or words of like import referring to the Lease shall mean and be a reference to the Lease as amended hereby.
     (b) Except as specifically set forth above, the Lease remains in full force and effect and is hereby ratified and confirmed.

     (c) Wherever there exists a conflict between this Amendment and the Lease, the provisions of this Amendment shall control.
     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.
     7. Counterparts. This Amendment may be executed in counterparts, all of which, when taken together, shall constitute one and the same original.
     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     9. Time of Essence. Time shall be of the essence as to each and every provision of this amendment.
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

TENANT:		LANDLORD:

ATS MEDICAL, INC.		ST. PAUL PROPERTIES, INC.

By:	/s/ Michael Kramer	By:	/s/ Michael D. Elnicky

Name: Michael Kramer		Name: Michael D. Elnicky
Title: CFO		Title: Asset Manager

EXHIBIT A
Depiction of Original Premises and Expansion Space

EXHIBIT B
Sketch Plan of Tank

EXHIBIT C
Plans for Tank